Exhibit 10.4
FIRST AMENDMENT AND BORROWING BASE AGREEMENT
This First Amendment and Borrowing Base Agreement (this “Agreement”) dated as of August 6, 2021 (the “Effective Date”) is among Lonestar Resources America Inc., a Delaware corporation (the “Borrower”), the Guarantors party hereto, the undersigned Lenders (as defined below), and Citibank, N.A., as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”).
INTRODUCTION
A.    The Borrower, the financial institutions party thereto from time to time (the “Lenders”), the Administrative Agent, and certain other parties, are parties to that certain Credit Agreement, dated as of November 30, 2020 (as amended, restated or otherwise modified from time to time, including, without limitation, by this Agreement, the “Credit Agreement”).
B.    The Borrower has requested that the Lenders (i) maintain the Borrowing Base, and (ii) make certain amendments to the Credit Agreement, each as set forth below.

NOW, THEREFORE, the Borrower, the Administrative Agent, and the other parties hereto hereby agree as follows:
Section 1.    Definitions; References. Unless otherwise defined in this Agreement, each term used in this Agreement which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.
Section 2.    Borrowing Base Redetermination. Subject to the terms of this Agreement, as of the Effective Date, the Borrowing Base shall be maintained at $225,000,000, and such Borrowing Base shall remain in effect at such amount until the Borrowing Base is redetermined or adjusted in accordance with the Credit Agreement or any other Loan Document. The parties hereto hereby acknowledge and agree that the redetermination of the Borrowing Base established pursuant to this Section 2(a) shall constitute the May 1, 2021 Borrowing Base Redetermination under the Credit Agreement.
Section 3.    Amendment to Credit Agreement. Section 8.17 of the Credit Agreement (Required Swap Agreements) is hereby restated in its entirety as follows:
Section 8.17. Required Swap Agreements. Beginning June 30, 2021, and as of the date of any Swap Agreement Certificate delivered hereunder, the Borrower shall enter into and maintain Swap Agreements with one or more Approved Counterparties to hedge the Projected Production of crude oil and natural gas for a period of twenty-four (24) months from the relevant date of measurement (a “Hedge Period”) in accordance with the following:
(a)     In respect of the first twelve months of a Hedge Period, the notional amount of the Swap Agreements referencing those calendar months will be in aggregate not less than eighty percent (80%) of the Projected Production of crude oil and natural gas from the total Proved Developed Producing Reserves of the Borrower and its Subsidiaries for the relevant period (as such production is set forth in the most recently delivered Reserve Report); and
(b)    In respect of months thirteen to twenty-four of a Hedge Period, the notional amount of such Swap Agreements referencing those calendar months will be in aggregate not less than seventy percent (70%) of the Projected Production of crude oil and natural gas from the total Proved Developed Producing Reserves of the Borrower and its Subsidiaries for the relevant period (as such production is set forth in the most recently delivered Reserve Report).

Section 4.    Representations and Warranties. Each of the Loan Parties represents and warrants to the Administrative Agent and the Lenders that:
(a)    the representations and warranties set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except to the extent such representation or warranty is already subject to a materiality qualifier, in which case such representation or warranty is true and correct in all respects) on and as of the date of this Agreement;
(b)    (i) the execution, delivery, and performance of this Agreement are within the corporate, limited partnership or limited liability company power, as appropriate, and authority of each such Loan Party and have been duly authorized by appropriate proceedings, (ii) this Agreement constitutes a legal, valid, and binding obligation of such Loan Party, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity, and (iii) there are no governmental or other third party consents, licenses or approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and
(c)    as of the effectiveness of this Agreement and after giving effect hereto, no Default or Event of Default has occurred and is continuing.
Section 5.    Conditions to Effectiveness. This Agreement shall become effective on the Effective Date and enforceable against the parties hereto upon the occurrence of each of the following:
(a)    receipt by the Administrative Agent of this Agreement, duly and validly executed by the Borrower, the Administrative Agent, and the Required Lenders;
(b)    the Borrower shall have delivered a duly executed Swap Agreement Certificate for the period ending June 30, 2021;
(c)    no Default or Event of Default shall have occurred and be continuing as of the Effective Date;
(d)    as of the Effective Date, the representations and warranties of the Borrower and the Guarantors set forth in the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects (without duplication of materiality), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the Effective Date, such representations and warranties shall continue to be true and correct in all material respects (without duplication of materiality) as of such specified earlier date; and
(e)    the Borrower having paid all costs, expenses, and fees which have been invoiced and are payable pursuant to the Credit Agreement or this Agreement.
Section 6.    Acknowledgments and Agreements.
(a)    No Further Amendments. Except as previously amended in writing or as modified hereby, the Credit Agreement shall remain unchanged and all provisions shall remain fully effective between the parties.
(b)    This Agreement. This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of the representations,

warranties, and covenants under this Agreement shall be an Event of Default (subject to applicable notice and cure periods as set forth in the Credit Agreement).
Section 7.    Reaffirmation of Security Instruments. Each Loan Party (a) reaffirms the terms of and its obligations (and the security interests granted by it) under each Security Instrument to which it is a party, and agrees that each such Security Instrument will continue in full force and effect to secure the Obligations as the same may be amended, supplemented, or otherwise modified from time to time, and (b) acknowledges, represents, warrants and agrees that the Liens and security interests granted by it pursuant to the Security Instruments are valid, enforceable and subsisting and create a security interest to secure the Obligations.
Section 8.    Reaffirmation of Guaranty. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under the Guaranty Agreement are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Obligations, as such Obligations as the same may be amended, supplemented, or otherwise modified from time to time, and its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under the Guaranty Agreement, in connection with the execution and delivery of amendments, consents or waivers to the Credit Agreement or any of the other Loan Documents.
Section 9.    Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by e-mail “PDF” copy shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 10.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.
Section 11.    Invalidity. In the event that any one or more of the provisions contained in this Agreement shall be held invalid, illegal or unenforceable in any respect under any applicable Governmental Requirement, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.
Section 12.    Incorporation of Certain Provisions by Reference. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS. The other provisions of Section 12.09 of the Credit Agreement captioned “Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial” are incorporated herein by reference for all purposes.
Section 13.    Entirety, Etc. THIS AGREEMENT AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT

ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
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EXECUTED to be effective as of the date first set forth above.
BORROWER:

LONESTAR RESOURCES AMERICA INC.

By:         /s/ Frank D. Bracken, III
Name:        Frank D. Bracken, III
Title:        Chief Executive Officer

GUARANTORS:

ALBANY SERVICES L L C
AMADEUS PETROLEUM INC.
T-N-T ENGINEERING, INC.

Each By:     /s/ Frank D. Bracken, III
Name:        Frank D. Bracken, III
Title:        President

EAGLEFORD GAS, LLC
EAGLEFORD GAS 2, LLC
EAGLEFORD GAS 3, LLC
EAGLEFORD GAS 4, LLC
EAGLEFORD GAS 5, LLC
EAGLEFORD GAS 6, LLC
EAGLEFORD GAS 7, LLC
EAGLEFORD GAS 8, LLC
EAGLEFORD GAS 10, LLC
EAGLEFORD GAS 11, LLC
LONESTAR OPERATING, LLC
LONESTAR RESOURCES, INC.
POPLAR ENERGY, LLC
LA SALLE EAGLE FORD GATHERING LINE LLC
LONESTAR BR DISPOSAL LLC

Each By:     /s/ Frank D. Bracken, III
Name:        Frank D. Bracken, III
Title:        Chief Executive Officer

CITIBANK, N.A.,
as Administrative Agent and Lender

By:         /s/ Bryan McDavid
Name:        Bryan McDavid
Title:        Senior Vice President

J.P. Morgan Chase Bank N.A., as a Lender

By:        /s/ Darren Vanek
Name:        Darren Vanek
Title:        Authorized Officer

ABN AMRO CAPITAL USA LLC., as a Lender

By:        /s/ Hugo Diogo
Name:        Hugo Diogo
Title:        Managing Director

By:        /s/ Kelly Hall
Name:        Kelly Hall
Title:        Director

TRUIST BANK., as a Lender

By:        /s/ William S Krueger
Name:        William S Krueger
Title:        Senior Vice President

FIFTH THIRD BANK, N.A., as a Lender

By:        /s/ David R. Garcia
Name:        David R. Garcia
Title:        Vice President

COMERICA BANK, as a Lender

By:        /s/ Chris Reed
Name:        Chris Reed
Title:        Vice President

BARCLAYS BANK PLC, as a Lender

By:        /s/ Sydney G. Dennis
Name:        Sydney G. Dennis
Title:        Director

IBERIABANK, a division of First Horizon Bank, as a Lender

By:        /s/ Stacy Goldstein
Name:        Stacy Goldstein
Title:        Senior Vice President

OCM ENGY Holdings, LLC, as a Lender

By: Oaktree Fund GP, LLC, Its: Manager;
By: Oaktree Fund GP I, L.P., Its: Managing Member

By:        /s/ Brook Hinchman
Name:        Brook Hinchman
Title:        Authorized Signatory

By:        /s/ Jared Parker
Name:        Jared Parker
Title:        Authorized Signatory